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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


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                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) DECEMBER 13, 1996
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                                 CHATCOM, INC.
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              (Exact Name of Registrant as Specified in Charter)


    CALIFORNIA                      0-20462                       95-3746596
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(State or Other Jurisdiction      (Commission                 (I.R.S. Employer
 of Incorporation)                 File Number)              Identification No.)


9600 TOPANGA CANYON BOULEVARD, CHATSWORTH, CALIFORNIA               91311
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(Address of Principal Executive Offices)                         (Zip Code)


Registrant's telephone number, including area code 818/709-1778
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ITEM 5.  OTHER EVENTS

Completion of Private Placement of 10% Convertible Preferred Stock and Warrants
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to Purchase Common Stock
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On December 13, 1996, ChatCom Inc., a California corporation (the "Company"), completed a private placement pursuant to which it sold 2,496 shares of the Company's Series D 10% convertible redeemable voting preferred stock, $1,000 stated value per share ("Series D Preferred Stock") and warrants to purchase 400,000 shares of the Company's common stock (the "Warrants"). The warrants are exercisable commencing on May 1, 1997 through December 13, 2001 at $3.125 per share. Gross proceeds from this private placement were $2,500,000 and total offering fees and costs incurred by the Company consisted of approximately $175,000 in cash and warrants to purchase 100,000 shares of the Company's common stock exercisable at $3.125 per share.

The proceeds from the placement will be utilized to provide working capital for operations.

The Company can require the holders of the Series D Preferred Stock to convert these shares into shares of the Company's common stock at any time prior to December 14, 1997 by acquiring the shares of the Series D Preferred Stock from the holders in exchange for shares of the common stock. The Series D Preferred Stock is also convertible at the election of the holders into shares of the Company's common stock during the one-year period commencing on December 14, 1997. The actual number of shares of common stock into which the Series D Preferred Stock and any dividends that are payable in shares of common stock are convertible is variable, with the conversion value of the shares of common stock being equal to the market price of the common stock (determined based on the closing sale price of the common stock for the ten trading days preceding the date of conversion). The conversion value of the common stock will have a cap of $4.50 per share and, commencing on December 14, 1997, will have a floor of $1.50 per share. The Company has agreed to register the shares issuable upon conversion of the Series D Preferred Stock or upon exercise of the Warrants.

The purchasers of the Series D Preferred Stock will have voting rights for each share of the Preferred Stock then outstanding equivalent to that of 380 shares of common stock for each share of such preferred stock. Holders of the Series D Preferred Stock also will have the right to elect a majority of the Company's directors in the event of a default by the Company in the payment of dividends on the Series D Preferred Stock or upon certain other defined events of default.

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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto, duly authorized.

                                    ChatCom, Inc.,
                                    a California corporation

Date: December 23, 1996             By: /s/ James B. Mariner
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                                        James B. Mariner, President and
                                        Chief Executive Officer


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